                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             Computer Motion, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             COMPUTER MOTION, INC.

                                130 CREMONA DRIVE

                            GOLETA, CALIFORNIA 93117



May 4, 2001

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Computer Motion, Inc. to be held at the Corporate Headquarters, 130-B Cremona Drive, Goleta, California 93117, on May 25, 2001 at 10:00 a.m.

        The accompanying Proxy Statement describes the business to be transacted at the Annual Meeting. It is important that your shares be represented whether or not you are personally able to attend the Annual Meeting. Regardless of the number of shares you own, your vote is important to us. In order to assure that you will be represented, we ask you to please sign, date and return the enclosed proxy card promptly. This will not limit your right to vote in person or attend the Annual Meeting.



Sincerely,



Robert W. Duggan
Chairman of the Board and
Chief Executive Officer

                              COMPUTER MOTION, INC.
                                130 CREMONA DRIVE
                            GOLETA, CALIFORNIA 93117


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2001


        The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Computer Motion, Inc. (the "Company") will be held at the Corporate Headquarters, 130-B Cremona Drive, Goleta, California 93117, on May 25, 2001 at 10:00 a.m. for the following purposes:


        1.      To elect five (5) directors of the Company;

        2. To approve the issuance of shares of the Company's Common Stock upon the conversion of Series B Convertible Preferred Stock into shares of Common Stock and the Exercise of Warrants to purchase Common Stock;

        3. To approve the issuance of shares of the Company's Common Stock to Societe Generale pursuant to the terms of the Company's equity line of credit;

        4.      To ratify the reappointment of independent public accountants;
                and

        5. To transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.


        The Board of Directors has fixed the close of business on May 1, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person. If your shares are held in the name of a broker or other nominee and you desire to vote your shares at the Annual Meeting, you should bring with you a proxy or letter from your broker confirming your ownership of shares.

                                            By Order of the Board of Directors


                                            Gordon L. Rogers
                                            Secretary
Goleta , California
May 4, 2001

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY CARD AND VOTE IN PERSON IF YOU DESIRE.

                              COMPUTER MOTION, INC.

                                130 CREMONA DRIVE

                            GOLETA, CALIFORNIA 93117


                               -------------------

                                 PROXY STATEMENT

                               -------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 25, 2001



                               GENERAL INFORMATION


        Introduction. This Proxy Statement to you in connection with the solicitation by the Board of Directors of Computer Motion, Inc. (the "Company"), for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held on May 25, 2001 at 10:00 a.m. local time, at the Company's Corporate Headquarters, 130-B Cremona Drive, Goleta, California, or at any adjournment or postponement thereof, for the purposes set forth below.

        Solicitation Expenses. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by us.

        Mailing Date. This proxy statement and the accompanying proxy card are being mailed on or about May 4, 2001 to our stockholders of record as of the close of business May 1, 2001, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

        Shares Outstanding. As of the record date, there were 10,535,468 shares of common stock outstanding and entitled to vote. No shares of preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

        Voting Rights. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

        Vote Required. A quorum is required for the approval of any of the proposals set forth herein. Directors are elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present at the annual meeting in person or by proxy.

        Voting of Proxies. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this proxy statement, "FOR" the approval of the issuance of shares of the Company's Common Stock upon the conversion of Series B Convertible Preferred Stock into shares of Common Stock and the Exercise of Warrants to purchase Common Stock, "FOR" the approval of the issuance of shares of the Company's Common Stock to Societe Generale pursuant to the terms of the Company's equity line of credit, and "FOR" the ratification of Arthur Andersen LLP as our independent auditors.

        Revoking a Proxy. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy may be revoked or superseded by (a) executing a later dated proxy, (b) giving notice of revocation to the Secretary, Computer Motion, Inc., 130-B Cremona Drive, Goleta, California 93117, in writing prior to or at the meeting, or (c) attending the meeting and voting in person.

        Stockholder Proposals. Any stockholder desiring to submit a proposal for action at our 2002 Annual Meeting of Stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our principal place of business no later than January 4, 2002 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

        On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment governs our use of our discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in our proxy statement. The amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        We were not notified of any stockholder proposals to be addressed at our 2001 Annual Meeting of Stockholders. Because we were not provided notice of any stockholder proposal to be included in our proxy statement within a reasonable time before mailing, we will be allowed to use our voting authority if any stockholder proposals are raised at the meeting.

        If we do not receive any stockholder proposals for our 2002 Annual Meeting before March 20, 2002, we will be able to use our voting authority as outlined above.

        Other Matters. Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

        Corporate Office. Our corporate offices are located at 130-B Cremona Drive, Goleta, California 93117.

        Annual Report. The Annual Report to Stockholders of Computer Motion for the fiscal year ended December 31, 2000 is being mailed concurrently with this proxy statement to all stockholders of record as of May 4, 2001. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                        PROPOSAL 1: ELECTION OF DIRECTORS

        Five directors will be elected at the Meeting. Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. The Board of Directors has nominated for election the persons named below. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for such nominees. The Company believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, the proxy holder will vote proxies received by them for the election of such substitute nominee(s) as the Board of Directors may propose.

        The names, ages and the principal occupations of the nominees are set forth below, based upon information furnished to the Company by such nominees.

VOTE REQUIRED

        The five nominees receiving the highest number of affirmative notes of the shares present in person or represented by proxy shall be elected as directors. Stockholders do not have the right to cumulate votes in the election of directors. Only votes cast "FOR" a nominee will be counted, except that the accompanying proxy will be voted "FOR" all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked "WITHHELD" as to one or more nominees will result in the respective nominees receiving fewer votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.


         Name and Age                            Principal Occupation                  Director Since
         ------------                            --------------------                  --------------
Daniel R. Doiron        50       Founder (Retired)                                          1996
                                 Miravent Medical Technologies, Inc.
                                 Santa Barbara, CA
                                 (Pharmaceuticals)
Robert W. Duggan        56       Chairman and Chief Executive Officer of the Company        1990


         Name and Age                            Principal Occupation                  Director Since
         ------------                            --------------------                  --------------
M. Jacqueline Eastwood  54       President and Chief Executive Officer                      1998
                                 TissueLink Medical, Inc.
                                 Dover, NH
                                 (Medical devices)

Jeffrey O. Henley       56       Executive Vice President and Chief Financial Officer       2000
                                 Oracle Corporation

Yulun Wang              40       Chief Technical Officer, Executive Vice President          1990
                                 and Founder of the Company



OTHER INFORMATION REGARDING THE BOARD AND NOMINEES

        General Information. Our Board held five meetings (including telephonic meetings) during the fiscal year ended December 31, 2000. Each incumbent director attended at least eighty percent of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served, except for Mr. Henly who was not elected to the Board until November 2000 after the final meeting of the Board and committees of the Board.

        Our Board has an Audit Committee and a Compensation Committee. The Audit Committee is currently comprised of three directors selected by our Board. The current members of the Audit Committee are Daniel R. Doiron, M. Jacqueline Eastwood and Jeffrey O. Henley. The Audit Committee is authorized to handle all matters which it deems appropriate regarding our independent accountants and to otherwise communicate and act upon matters relating to the review and audit of our books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by us. In addition, the Audit Committee makes recommendations to the Board with respect to the selection of our independent accountants. The Audit Committee held two meetings during the fiscal year ended December 31, 2000.

        The Compensation Committee is currently comprised of three directors selected by our Board. The current members of the Compensation Committee are Daniel R. Doiron, M. Jacqueline Eastwood and Jeffrey O. Henley. The functions of the Compensation Committee include advising the Board on officer and employee compensation. The Board, based on input from the Compensation Committee, establishes the annual compensation rates for our executive officers. The Compensation Committee held one meeting (including telephonic meetings) during the fiscal year ended December 31, 2000.

        Computer Motion does not have a nominating committee. Instead, the Board, as a whole, identifies and screens candidates for membership on our Board.

        Business Experience.

        Daniel R. Doiron, Ph.D., was a founder and director of Miravent Medical Technologies, Inc. (formerly PDT, Inc.), a pharmaceutical company specializing in photodynamic therapy for certain cancers and other diseases, where he served in various capacities, including Vice President of Technology and Chief Scientist and President of its subsidiary, PDT Systems, Inc., from 1989 to

1997. Dr. Doiron holds B.S. and M.S. degrees in Nuclear Engineering and a Ph.D. in Chemical Engineering from the University of California at Santa Barbara.

        Robert W. Duggan has been Chairman of the Board of Directors of the Company since 1990 and Chief Executive Officer since October 1997. Mr. Duggan has been a private venture investor for more than 25 years, and has participated as a director of, investor in and advisor to numerous small and large businesses in the medical equipment, computer local and wide area networks, PC hardware and software distribution, digital encryption, consumer retail goods and outdoor media communications industries. He has also assisted in corporate planning, capital formation and management for his various investments. He is a member of the University of California at Santa Barbara Foundation Board of Trustees, as well as the University's Engineering Steering Committee.

        M. Jacqueline Eastwood has been President and Chief Executive Officer of TissueLink Medical Inc., a medical device company, since August 1999. Ms. Eastwood previously served as Vide President, Corporate Ventures of Medtronic, Inc., a medical device company, from 1997 to 1998. Ms. Eastwood's positions with Medtronic, Inc. have also included Vice President of Minimally Invasive Cardiac Surgery from December 1995, and Vice President and General Manager of Bio-Medicus from 1992.

        Jeffrey O. Henley is currently an Executive Vice President and the Chief Financial Officer of Oracle Corporation. Prior to joining Oracle in 1991, Mr. Henley served as Executive Vice President and Chief Financial Officer at Pacific Holding Company, Los Angeles, and Executive Vice President and Chief Financial Officer at Saga Corp., a multi-billion dollar food service company. He also served as Director of Finance at Memorex Corp. in its large storage division and as Controller of International Operations at Fairchild Camera and Instruments. Mr. Henley holds a bachelor's degree in economics from the University of California at Santa Barbara and an MBA in finance from UCLA.

        Yulun Wang, Ph.D., founded Computer Motion in 1989 and served as President until January 1996, at which time he became Chief Technical Officer and Executive Vice President. He has been a Director of the Company since its inception. Dr. Wang is the principal architect of the Company's product strategy, and inventor of many of the technologies that are used to create the Company's products. Dr. Wang has over 40 publications and holds over two dozen patents and patents-pending. He frequently gives presentations at major medical meetings on the future of robotics and computers in the field of surgery. Prior to founding the company, Dr. Wang taught at the University of California, Santa Barbara. He has also been the recipient of many research grants from the National Aeronautics and Space Administration (NASA), and National Institute of Health and Defense Advanced Research Projects Agency (DARPA). Dr. Wang earned B.S., M.S. and Ph.D. degrees in electrical engineering from the University of California at Santa Barbara.

        Board Compensation. Directors do not receive any cash compensation for their services as members of the Board of Directors, but are reimbursed for expenses in connection with attendance at Board of Directors and Committee meetings. Non-employee directors are eligible for discretionary stock option grants under the Company's stock plans. There were three grants of options to the Company's directors in 2000. Mr. Henley was issued an option to purchase 20,000 shares of common stock on November 27, 2000 upon accepting a position on the board. Dr. Daniel Doiron and Jacqueline Eastwood were each issued an option to purchase 10,000 shares of common stock on December 1, 2000.

        Report of the Compensation Committee. The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of our executive officers and key employees and recommends new employee benefit plans and changes to existing plans to the Board.

        The report of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee for the fiscal year ended December 31, 2000 is attached to this proxy statement as Appendix A.

        Report of the Audit Committee. The Board maintains an Audit Committee comprised of three of our outside directors. All three members of the Audit Committee qualify as "independent directors" under the current listing standards of the National Association of Security Dealers.

        The report of the Audit Committee is attached to this proxy statement as Appendix B. The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix C.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        During the year ended December 31, 2000, the Compensation Committee of the Company's Board of Directors established the levels of compensation for the Company's executive officers. The Compensation Committee consisted Dr. Doiron and Ms. Eastwood. None of these individuals has ever been an officer or employee of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent or more of the Company's common stock were made with respect to the Company's fiscal year ended December 31, 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information provided to the company as to beneficial ownership of the Company's Common Stock as of April 15, 2001 (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) by each of the Company's directors, including the company's Chief Executive Officer (the "CEO"); (iii) by each of the four other most highly compensated executive officers, other than the CEO (collectively the "Named Executive Officers"); and
(iv) by all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 15, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as otherwise indicated and except for the effect of community property laws, as applicable, the persons listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.


BENEFICIAL OWNERS                                    COMMON STOCK            PERCENT OF
                                                     BENEFICIALLY OWNED      OUTSTANDING SHARES
Directors and Executive Officers
Robert W. Duggan(1)(4)                                    2,289,001               17.73%
Yulun Wang(2)                                               963,768                7.46%
Daniel R. Doiron(3)                                         109,258                 *
David A. Stuart(3)                                          104,542                 *
M. Jacqueline Eastwood(3)                                     7,500                 *
Jeffrey O. Henley(4)                                        114,485                 *
Gordon Rogers                                                27,500                 *
William Meloche                                                  --                 *
Richard Derisio                                              16,250                 *
                                                     -------------------------------------------
Directors and Executive Officers as a Group               3,632,304               28.13%
 9  persons

* less than 1%

Societe Generale(4)(5)                                      622,751                4.9%
c/o SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY 10020

Catalpa Consulting L.T.D(4)                                 686,909                5.32%
115 Edgehill Drive
Kitchener, Ontario, Canada  N2P 2C6

        1) Includes 409,054 shares owned by Mr. Duggan's spouse of which he disclaims beneficial ownership and 43,340 stock options and 229,313 warrants which may be exercised within sixty days from April 16, 2001.

        2) Includes 32,912 shares owned by Dr. Wang's minor children of which he disclaims beneficial ownership and 79,226 stock options and 2,162 warrants which may be exercised within sixty days from April 16, 2001.

        3) Includes 102,618, 24,636, 16,250, and 7,500 stock options and warrants which may be exercised by Mr. Stuart, Mr. Doiron, Mr. DeRisio and Ms. Eastwood, respectively within sixty days from April 16, 2001.

        4) Includes 343,454, 114,485, 622,751 and 686,909 common stock equivalents for the conversion of Series B Preferred Stock and warrants on the private placement dated February 16, 2000 for Mr. Duggan, Mr. Henley, Societe Generale and Catalpa Consultants LTD respectively. The number of shares shown as beneficially owned is approximately 275% of the number of shares that the Company would be obligated to issue upon conversion of the Series B Preferred Stock at the time of issuance. This number represents (i) the number of shares determined by dividing the aggregate purchase price of the Series B Preferred Stock by the minimum possible conversion price ($2.72, or 50% of the initial conversion price of $5.77, which is 110% of the average of the closing bid prices of the Common Stock reported on the Nasdaq National Market for the five trading days ended February 15, 2001), (ii) the number of shares issuable upon conversion of the dividend payable on the shares of Series B Preferred Stock for three years, and (iii) the shares of Common Stock issuable upon exercise of the warrants issued to the purchasers of the Company's Series B Preferred Stock. The actual number of shares of Common Stock issuable upon conversion is indeterminate and will change based on factors that the Company cannot predict at this time, including the future market price of its Common Stock.

        5) Under the terms of the Series B Preferred Stock and the warrants issued to Societe Generale, the Series B Preferred Stock and the warrants owned by Societe Generale are exercisable only to the extent that the number of shares of Common Stock issuable in such conversions or exercises, together with the number of shares of issued and outstanding Common Stock of the Company owned by Societe Generale and its affiliates, would not exceed 4.9% of the Company's then outstanding Common Stock as determined under Section 13(d) of the Securities Exchange Act.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table shows the cash compensation and certain other compensation paid or accrued by the Company to each of the executive officers of the Company whose total compensation exceeded $100,000 (collectively the "Named Executive Officers") during fiscal years 2000, 1999 and 1998 in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------
                                                     ANNUAL COMPENSATION         SECURITIES
              NAME AND                    YEAR   --------------------------      UNDERLYING      ALL OTHER
         PRINCIPAL POSITION                         SALARY         BONUS          OPTIONS      COMPENSATION(1)
--------------------------------------------------------------------------------------------------------------
Robert Duggan                             2000      $164,000      $  3,280           40,400               --
Chairman                                  1999      $160,447      $  3,280           20,000               --
Chief Executive Officer                   1998      $108,750      $ 16,312           20,000               --

Yulun Wang                                2000      $164,000      $ 12,300           40,400               --
Chief Technical Officer                   1999      $160,447      $ 12,300           20,000               --
Founder                                   1998      $143,750      $ 21,562           20,000               --

David A. Stuart                           2000      $147,000      $ 10,050           20,520               --
Vice President Operations                 1999      $129,125      $ 10,050           20,000               --
                                          1998      $117,500      $ 10,576           20,000      $    30,000

Richard J. DeRisio                        2000      $149,611      $  2,000           27,120      $    36,542
Vice President Clinical,(2)               1999      $  7,796            --           50,000      $    40,458
Regulatory and                            1998            --            --               --               --
Quality Affairs

Gregory J. Ruehle(3)                      2000      $150,000            --               --      $    15,397
Vice President Global Sales               1999      $ 77,213            --          160,000               --
                                          1998            --            --               --               --

Gordon Rogers(4)                          2000      $118,750            --          120,110      $    40,374
Chief Financial Officer                   1999            --            --               --               --
                                          1998            --            --               --               --
--------------------------------------------------------------------------------------------------------------

----------------
(1) Does not include the value of other compensation which in the aggregate did not exceed the lesser of $50,000 or 10% of the executive officer's salary and bonus.
(2) Mr. DeRisio began employment with the Company in December 1999, at an annual salary of $147,000.
(3) Mr. Ruehle began employment with the Company in July 1999, at an annual salary of $150,000.
(4) Mr. Rogers began employment with the Company in March 2000, at an annual salary of $150,000.

OPTION GRANTS

        The following table sets forth certain information concerning grants of stock options to each of the Company's Named Executive Officers during the fiscal year ending December 31, 2000. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future common stock prices and no assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

                        OPTION GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE
                           NUMBER          % OF TOTAL                                                 VALUE AT ASSUMED
                        OF SECURITIES       OPTIONS                                                 ANNUAL RATES OF STOCK
                         UNDERLYING        GRANTED TO                                             PRICE FOR OPTION TERM (3)
                          OPTIONS          EMPLOYEES           EXERCISE         EXPIRATION       -------------------------------
NAME                     GRANTED (1)         IN 2000         PRICE/SHARE (2)       DATE               5%                10%
--------------------------------------------------------------------------------------------------------------------------------
Robert W. Duggan              40,400               4.6%      $       8.25         6/30/10        $    209,611       $    531,194
Yulun Wang                    40,400               4.6%      $       8.25         6/30/10        $    209,611       $    531,194
David A. Stuart               20,520               2.3%      $       8.25         6/30/10        $    106,466       $    269,805
Richard J. DeRisio            15,000               1.7%      $      10.00         3/13/10        $     94,344       $    239,061
Richard J. DeRisio            12,120               1.4%      $       8.25         6/30/10        $     62,883       $    159,358
Gregory J. Ruehle             12,120               1.4%      $       8.25         6/30/10        $     62,883       $    159,358
William Meloche              130,000              14.8%      $       5.00        11/27/10        $    408,782       $  1,035,933
William Meloche               20,000               2.3%      $       4.38        12/22/10        $     55,028       $    139,452
Gordon Rogers                110,000              12.5%      $     10.375          3/1/10        $    717,726       $  1,818,859
Gordon Rogers                 10,110               1.2%      $       8.25         6/30/10        $     52,455       $    132,930
--------------------------------------------------------------------------------------------------------------------------------

(1) Stock options vest in four equal and annual installments.
(2) The exercise price per share was equal to the fair market value of the common stock on the date of grant.
(3) The potential realizable value is calculated assuming that the fair market value of the Company's common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the stock option (ten years) and that the stock option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. Actual gain, if any, on stock option exercises is dependent on the future performance of the common stock.

OPTION EXERCISES

        The following table sets forth information concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year for the Named Executive Officers. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000. Also reported are the values for "in the money" options, which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's common stock.

        AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR-END OPTION VALUES

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

----------------------------------------------------------------------------------------------------------------------------------
                               SHARES                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              ACQUIRED                             UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                 ON               VALUE               OPTIONS AT FISCAL                   AT FISCAL
                NAME          EXERCISE           REALIZED                 YEAR-END                     YEAR END (1) (2)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                      NON-                              NON-
                                                                EXERCISABLE        EXERCISABLE   EXERCISABLE        EXERCISABLE
----------------------------------------------------------------------------------------------------------------------------------
Robert W. Duggan                 --                 --             37,043             69,330    $         1,234    $           218
Yulun Wang                       --                 --             74,226             63,040                 --                 --
David A. Stuart                  --                 --             97,727             50,966    $         4,633    $           305
William Meloche                  --                 --                 --            150,000                 --    $         5,000
Richard DeRisio                  --                 --             12,500             64,620                 --                 --
Gordon Rogers                    --                 --                 --            120,110                 --                 --
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------
(1) Represents market value of underlying securities at date of exercise less option exercise price.
(2) Values were calculated using a price of $4.625 per share, the closing sale price of the Company's common stock as reported by the NASDAQ on December 29, 2000 minus the option exercise price.

STOCK PERFORMANCE GRAPH

        The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with the Standard and Poor's ("S&P") 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company uses the S&P Medical Products and Supplies Index as its peer group index. The table below compares the cumulative total return as of the Company's last fiscal year assuming $100 was invested as of August 11, 1997, the date of the Company's initial public offering, in the common stock of the Company, the S&P Medical Products and Supplies Index and the S&P 500 Stock Index, assuming the reinvestment of all dividends. The Indexes are weighted based on market capitalization at the time of each reported data point.

        THE FOLLOWING GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES AND EXCHANGE ACT OF 1934 (THE "1934 ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

                                  [LINE GRAPH]

SHAREHOLDER RETURN PERFORMANCE


    Index                                8/11/97     12/31/97   12/31/98   12/31/99    12/31/00
    Computer Motion, Inc.                $100.00     $ 75.00    $ 89.29    $ 78.57     $ 33.04
    S&P 500                              $100.00     $104.25    $134.52    $162.92     $148.40
    S&P Medical Products & Supplies      $100.00     $ 96.96    $138.80    $127.75     $183.31


EMPLOYMENT AND INDEMNIFICATION AGREEMENTS

        Employment Agreements. The Company does not currently have employment agreements with any of its employees.

        Indemnification Agreements. The Company indemnifies its directors and officers against certain costs which could be incurred if they were made, or threatened to be made, a party to a legal proceeding because of their official status as a director of officer. The indemnification agreements, together with the Company's bylaws, provide for indemnification to the fullest extent permitted by Delaware law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On March 31, 2000 the Company issued a $3 million convertible promissory note to Robert W. Duggan. Mr. Duggan is currently the Company's Chairman of the Board and Chief Executive Officer. On June 27, 2000 the Company issued 271,371 shares of its Common Stock to Mr. Duggan and 260,790 shares of its Common Stock to Patricia Duggan, Mr. Duggan's wife, upon conversion of the principal and interest due and payable under the convertible promissory note. On July 25, 2000 the Company issued an additional $1.5 million promissory note to Mr. Duggan. On December 12, 2000 the Company converted the note into a $3 million promissory note upon receipt of an additional $1.5 million loan. In each instance the notes issued to Mr. Duggan were in exchange for funds loaned to the Company.

LEGAL PROCEEDINGS

        On May 10, 2000, the Company filed suit against Intuitive Surgical Inc. alleging that the Intuitive Surgical da Vinci surgical robot system infringes on the Company's United States Patent Nos. 5,878,193; 5,524,180; 5,762,458; 6,001,108; 5,815,640; 5,907,664; 5,855,583. On June 1, 2000, the Company filed an amended complaint alleging that Intuitive Surgical has also infringed the Company's recently issued United States Patent No. 6,063,095. On November 1, 2000, the Company filed another amended complaint further alleging that Intuitive Surgical is infringing on the Company's recently issued United States Patent No. 6,102,850. The Company's complaint seeks damages for lost profits, injunctive relief enjoining any future infringement of its patent rights, treble damages and attorneys fees.

        On June 30, 2000, Intuitive Surgical served its Answer and Counterclaim alleging non-infringement of each patent-in-suit, patent invalidity and unenforceability. Other than a request for attorney's fees, Intuitive Surgical has not requested any damages. The Company has served discovery requests seeking a statement of the facts that support Intuitive Surgical's defenses. Intuitive Surgical has provided partial responses to the Company's discovery. The responses have been served under seal and the Company is not privy to much of the information to Intuitive Surgical's underlying intentions.

        On or about December 7 and 8, 2000, the United States Patent Office granted three of Intuitive Surgical's petitions for a declaration of an Interference relating to the Company's 5,878,193, 5,907,664 and 5,855,583 patents.

        On February 13, 2001, the District Court issued an order staying the infringement action for up to one year pending decision on preliminary motions the parties intend to bring in the interference's.

        On February 21, 2001, Brookhill-Wilk filed suit against the Company alleging that the Company's ZEUS Platform infringes upon Brookhill-Wilks United States Patent Nos. 5,217,005 and 5,368,015. Brookhill-Wilk's complaint seeks damages, attorney's fees and increased damages alleging willful patent infringement. The Company does not believe that its ZEUS Platform currently infringes either patent. On March 21, 2001, the Company served its Answer and Counterclaim alleging non-infringement of each patent-in-suit, patent invalidity and unenforceability.

        On March 30, 2001, Intuitive Surgical Inc. and IBM Corporation filed suit alleging that the Company's AESOP, ZEUS and HERMES products infringe United States Patent No. 6,201,984 which was recently issued on March 13, 2001. The complaint seeks damages, a preliminary injunction, a permanent injunction, and costs and attorneys fees. A preliminary review of the claims of this patent reveals that each claim is limited to a surgical system employing voice recognition for control of a surgical instrument. As this patent was only recently issued and as the Company has not had prior notice of this patent or the claims of this patent, the Company is currently evaluating the allegations of patent infringement and the validity of the patent.

                                   PROPOSAL 2:

APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK UPON THE CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK INTO SHARES OF COMMON STOCK AND THE EXERCISE OF WARRANTS FOR COMMON STOCK


        Reason for this Proposal. To fund future research and development activities and provide additional working capital, on February 16, 2001 (the "Closing Date"), the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with four institutional investors, two of its executives and one of its directors and sold 1,024 shares of its Series B Convertible Preferred Stock (the "Preferred Stock") and issued warrants for the purchase of Common Stock (the "Warrants") in a private placement for the total consideration of $10,024,000. Prior to the closing of this private placement, the Company filed a Certificate of Designations setting forth the Preferences, Rights and Limitations of the Series B Convertible Preferred Stock with the Delaware Secretary of State (the "Certificate").

        The Company's Common Stock trades on the Nasdaq National Market. Under the rules of the Nasdaq National Market, the Company is required to obtain stockholder approval for the sale, issuance or potential issuance of the Company's Common Stock, or securities convertible into its Common Stock, if the number of shares to be issued equals or exceeds 20% of the presently outstanding stock (the "Nasdaq Share Limit") and the purchase price is less than the greater of the book value or market value of the stock. The Company anticipates the amount of Common Stock issued upon the conversion of the Preferred Stock and the exercise of the Warrants may exceed 20% of the number of shares of the Company's Common Stock outstanding on the Closing Date. In addition, due to the adjustment provisions contained in the Preferred Stock (as discussed below), the final conversion price of the Preferred Stock may be reset to a price below the market price on the Closing Date. Accordingly, the Company is asking its stockholders to authorize the private placement and does not intend to seek further authorization by a vote of its stockholders prior to the issuance of securities in the private placement.

        Issuance. This summary is qualified in its entirety by reference to the Purchase Agreement, Certificate, form of the Warrants and other related transaction documents of the Company. Copies of such documents have been filed with the Securities and Exchange Commission as exhibit to the Company's Current Report on Form 8-K, filed March 26, 2001, and can also be obtained by writing to the Secretary, Computer Motion, Inc., 130-B Cremona Drive, Goleta, California 93117.

        On February 16, 2001, the Company entered into the Purchase Agreement with Societe Generale, Catalpa Enterprises, Ltd., Baystar Capital, L.P., Baystar International, Ltd., Robert W. Duggan, the Company's Chairman of the Board of Directors and Chief Executive Officer, Mahkam Zanganeh, the Company's Vice President European, Middle and African Operations, and Jeffrey O. Henley, a member of the Company's Board of Directors. Under the Purchase Agreement, the Company sold a total of 1,024 shares of its Preferred Stock with certain conversion features discussed below and Warrants to purchase 557,931 shares of the Company's Common Stock, for total consideration of $10,024,000.

        Terms of the Private Placement. In accordance with the Certificate, the Preferred Stock bears a cumulative dividend of 4.9% per annum. Each share of Preferred Stock has a stated value of $1000. Prior to conversion of the Preferred Stock, as set forth in detail below, the holders of the Preferred Stock shall not have any right to vote or attend meetings of the holders of the Company's Common Stock. Until and unless the Company receives stockholder approval for the private placement, the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock is limited to a maximum of 19.9% of the Company's total outstanding Common Stock.

        The Certificate provides that the Preferred Stock may be converted at any time at the election of the holders of Preferred Stock. The Preferred Stock is initially convertible into that number of Common Shares determined by dividing the aggregate purchase price of the Preferred Stock by 110% of the five day average of the closing price for the Company's Common Stock as quoted on the NASDAQ National Market immediately prior to the Closing Date, or $5.77 (the "Initial Conversion Price"). The Initial Conversion Price is subject to adjustment on the six month and nine month anniversaries of the Closing Date, whereupon the conversion price shall be subject to reset to the average of the 10 lowest closing prices for the Company's Common Stock as quoted on the NASDAQ National Market during the 20 consecutive dates immediately prior to each adjustment date if such average is lower than the Initial Conversion Price; provided, however, that the conversion price shall not be reset below $2.72 per share.

        The Preferred Stock will also automatically convert into shares of Common Stock at the then applicable conversion price if (i) the Company has completed a bona fide public registered equity financing, the net proceeds of which exceed $20,000,000 and the price per share of the securities sold in such equity financing is greater than 200% of the Initial Conversion Price, or (ii) the closing price for the Company's Common Stock as quoted on the NASDAQ National Market for any 30 consecutive trading days is equal to or greater than 200% of the Initial Conversion Price. In addition, unless previously converted, on the third anniversary of the Closing Date, at the Company's election, the Preferred Stock shall either (i) be converted into Common Stock of the Company based upon then applicable conversion rate, subject to certain limitation on the aggregate amount of Common Stock that may be issued the Preferred Stock holders, or (ii) redeemed for a cash amount equal to the stated value of the Preferred Stock plus accumulated dividends.

        The Certificate also provides that the holders of Preferred Stock may demand that the Company redeem such holder's Preferred Stock in cash at a price equal to the stated value of the Preferred Stock plus accumulated dividends under certain circumstances, including, but not limited to if (i) the Company fails to convert any of the Preferred Stock upon the request of the Preferred Stock holders, (ii) the Company fails to pay any dividends when due, or (iii) the Company fails to be listed on a major market index.

        As a condition to the sale of the Preferred Stock, the Company issued Warrants for the purchase of the Company's Common Stock to the investors in the private placement. Each purchaser of Preferred Stock receive a Warrant to purchase Common Stock covering 30% of the number of shares of Common Stock into which the Preferred Stock on the Closing Date would be convertible. The exercise price for each share of Common Stock issued upon exercise of the Warrants is $8.12.

        The Company also entered into a Registration Rights Agreement with the purchasers of its Preferred Stock. Pursuant to the terms of the Registration Rights Agreement, the Company has filed a registration statement on Form S-3 (File No. 333-58962) registering up to 4,780,000 shares of its Common Stock for issuance upon the conversion of the Preferred Stock or the exercise of any Warrants.

        Effect on Outstanding Common Stock. The issuance of the Company's Common Stock upon conversion of the Preferred Stock and the exercise of the Warrants will have no effect on the rights or privileges of existing holders of Common Stock except that the economic and voting interests of each stockholder will be diluted as a result of such issuance. Although the number of shares of the Common Stock that stockholders presently own will not decrease, such shares will represent a smaller percentage of the total shares of the Company that will be outstanding after such events.

        In addition, the sale of a large number of shares of Preferred Stock and the issuance of Warrants to a single or a few investors could allow those investors, individually or as a group, upon conversion of the Preferred Stock or the exercise of the Warrants, to influence the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions of the Company's certificate of incorporation and bylaws and the approval of certain mergers or other similar transactions, such as the sale of substantially all of the Company's assets.

        Consequences if Stockholder Approval is Not Obtained. The terms of the Preferred Stock provide that the Company will not be obligated to issue shares of its Common Stock in excess of the Nasdaq Share Limit unless and until stockholder approval of the issuance of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants sought hereby is obtained. In addition, if stockholder approval is not obtained, the Company must redeem from the holders of Preferred Stock half of the shares of Preferred Stock originally purchased at a redemption price of 115% of the face value of such shares of Preferred Stock plus accrued dividends.

        If the stockholder approval sought hereby is not obtained and the Company is required to pay cash rather than converting a portion of the outstanding shares of Preferred Stock, there can be no assurance that the Company would have available the cash resources to satisfy such obligations or that it would be able to make such payments in compliance with applicable law. In the event that the stockholder approval sought hereby is not obtained, compliance with this obligation could have a material adverse effect on the Company's financial condition and ability to implement its business strategy. In addition, any delay in payment of the amount payable will cause such amount to accrue interest at the rate of fifteen percent per annum until paid.

BOARD RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK UPON THE CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK INTO SHARES OF COMMON STOCK AND THE EXERCISE OF WARRANTS FOR COMMON STOCK.

        The Affirmative "FOR" vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereat is required for approval of Proposal Two.

                                   PROPOSAL 3:

APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO SOCIETE GENERALE PURSUANT TO THE TERMS OF THE COMPANY'S EQUITY LINE OF CREDIT

        Reason for this Proposal. In order to provide a source of future capital for ongoing research and development of the Company's products and general working capital, on March 30, 2001, the Company entered into an Equity Line Financing Agreement (the "Equity Line Agreement") with Societe Generale (the "Investor"). Under the Equity Line Agreement, the Company has the option to sell up an aggregate of $12 million of shares of its Common Stock to the Investor, subject to certain conditions contained in the Equity Line Agreement.

        As described in Proposal 2 above, the Company's Common Stock trades on the Nasdaq National Market. The Nasdaq corporate governance standards require stockholder approval of the sale or issuance of Common Stock in a private placement transaction at a price less than the greater of book or market value, if the number of new shares would equal 20% or more (the "Nasdaq Share Limit") of the number of shares outstanding at the time the Company enters into the transaction. As described below, because the number of shares which may be sold to the Investor under the Equity Line Agreement may exceed the Nasdaq Share Limit, the Company seeks the approval of such potential issuances in order to comply with the Nasdaq standards.

        Equity Line Agreement. On March 30, 2001 the Company entered into the Equity Line Agreement with the Investor, under which the company may issue and sell, from time to time, shares of its Common Stock for cash consideration up to an aggregate of $12 million. Pursuant to the requirements of the Equity Line Agreement, the Company must file a registration statement on Form S-2 (the "Registration Statement") with the Securities and Exchange Commission in order to permit the Investor to resell to the public any shares that it acquires pursuant to the Equity Line Agreement. Commencing as of the effective date of the Registration Statement and continuing for 24 months thereafter, the Company may from time to time at its sole discretion, and subject to certain restrictions set forth in the Equity Line Agreement, sell ("Draw Down") shares of its Common Stock to the Investor at an initial purchase price equal to 91% of the daily volume weighted average of the price of the Company's Common Stock for each day during the specified purchase period. A Draw Down can be made after five trading days have elapsed from the date of the delivery of the last Draw Down notice in amounts ranging from a minimum of $75,000 to a maximum of $250,000, depending on the trading volume and the market price of the Common Stock at the time of each Draw Down. The maximum Draw Down amount may be increased, and the discount to the daily volume weighted average price of the Company's Common Stock may be decreased, if the trading volume of the Common Stock exceeds certain minimum thresholds prior to the delivery of the Draw Down notice.

        The Company's ability to Draw Down shares of its Common Stock, and the Investor's obligation to purchase the shares, is conditioned upon satisfaction of certain conditions. These conditions include: (i) the initial effectiveness of the Registration Statement, (ii) the continued effectiveness of the Registration Statement, (iii) the Company shall have performed and complied with all obligations under the Equity Line Agreement and the Registration Rights Agreement entered into between the Company and the Investor in connection with the Equity Line Agreement, (iv) no statute, rule, regulation, executive order, decree, ruling or injunction shall be in effect which prohibits or directly and adversely affects any of the transactions contemplated by the Equity Line Agreement, (v) at the time of a Draw Down, there shall have been no material adverse change in the Company's business, operations, properties, prospectus or financial conditions for the 30 days preceding the delivery date of the Draw Down notice, (vi) the Company's Common Stock shall not have been delisted from the Nasdaq National Market nor suspended from trading, (vii) the Company's independent public accounting firm shall have delivered a comfort letter to the Investor in form and substance as required by the terms of the Equity Line Agreement, (viii) the number of shares to be sold and issued to the Investor under a Draw Down, together with any other shares of the Company's Common Stock beneficially owned by the Investor shall not exceed 4.9% of the Company's total outstanding shares of Common Stock as of such a date, (ix) the number of shares of Common Stock to be sold and issued to the Investor under a Draw Down, when combined with prior conversions of the Investors shares of the Company's Preferred Stock and Warrants (as described in Proposal 2 above) during any 61-day period does not exceed 9.9% of the Company's total outstanding shares of Common Stock as of such a date, (x) a supplement to the prospectus included in the Registration Statement, if required, shall have been filed with the Securities and Exchange Commission and sufficient copies thereof delivered to the Investor on the first trading day immediately following the delivery of the Draw Down notice, and (xi) the daily volume weighted average price of the Company's Common Stock shall not be less than $2.72.

        Effect on Outstanding Common Stock. The issuance of the Company's Common Stock under the Equity Line Agreement will have no effect on the rights or privileges of existing holders of Common Stock except that the economic and voting interests of each stockholder will be diluted as a result of such issuance. Although the number of shares of the Common Stock that stockholders presently own will not decrease, such shares will represent a smaller percentage of the total shares of the Company that will be outstanding after such events.

        As noted above, the exact number of shares of the Company's Common Stock issuable under the Equity Line Agreement, and the resulting, and the resulting dilution to existing holders of Common Stock cannot currently be determined, and will vary with the extent to which the Company utilizes the Equity Line Agreement and the market price of the Common Stock. The potential effects of any significant dilution of the current stockholders' economic and voting interests in the Company.

        Consequences if Stockholder Approval is Not Obtained. The terms of the Equity Line Agreement provide that the Company will not be permitted to issue shares of Common Stock thereunder in excess of the Nasdaq Share Limit unless and until stockholder approval of the issuance of Common Stock sought hereby is obtained. In addition, if such stockholder approval is not obtained, no more than 200,000 shares of Common Stock may be issued and sold in all Draw Down transactions under the Equity Line Agreement. As a result, the Company's ability to use the Equity Line Agreement to raise capital will be limited and, in the event the Company needs additional capital, it will have to seek alternatives which may be less favorable or unavailable.

BOARD RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO SOCIETE GENERALE UNDER THE TERMS OF THE COMPANY'S EQUITY LINE OF CREDIT.

        The Affirmative "FOR" vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Special Meeting and entitled to vote thereat is required for approval of Proposal Two.

         PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

        The affirmative vote of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote thereat will be required to approve this proposal.

        Arthur Andersen LLP has audited the Company's financial statements annually since its fiscal year ended December 31, 1992. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT AND OTHER FEES

        In fiscal 2000, the Company paid Arthur Andersen $60,000 in connection with the preparation of its annual audit and $15,000 for the quarterly reviews of the Company's filings on Form 10Q, $15,000 for the review of the filing of the Company's registration statements on Form S-3, and $22,275 for general consulting endeavors.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        Arthur Andersen LLP did not perform any services or bill any fees for direct or indirect operation and/or supervision of the operation of the Company's information systems, management of the Company's local area network, and/or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that are significant to the Company's financial statements taken as a whole for the year ended December 31, 2000.

        The Audit Committee has considered whether the provision of services by Arthur Andersen, LLP other than services rendered in connection with auditing the Company's annual financial statements and reviewing our interim financial statements is compatible with maintaining the independence of Arthur Andersen, LLC.

        THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  OTHER MATTERS

        Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

        Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THIS IMPORTANT MEETING.

                                             By Order of the Board of Directors


May 4, 2001                                  Robert W. Duggan
                                             Chairman of the Board and
                                             Chief Executive Officer

                                   APPENDIX A

                          COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors (the "Committee") was responsible for administering the compensation program for the Company's executive officers, including the named executive officers, in 2000. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any aspect of the executive compensation program, except for the possible receipt of stock options under the Company's stock plans.

        COMPENSATION PHILOSOPHY. The Company's continued growth, new product development, regulatory clearance and market introduction activities, together with worldwide healthcare reform and competitive pressures, present significant challenges to the Company's management. The Committee believes that, if the Company is to continue its growth, bring new products to market, achieve significant revenues and become profitable, its executive compensation program must have the flexibility to attract and retain high quality employees. Furthermore, the executive compensation program must provide incentives which will reward key managers for aggressively pursuing the actions necessary to improve the Company's performance and enhance long-term shareholder value. The Company's executive compensation program is based upon a pay-for-performance philosophy. There are three components to the Company's executive compensation program: base salary, a cash incentive bonus opportunity and long-term stock based incentives. The Company is committed to a strong link between its business and strategic goals and its compensation program. The financial goals for certain elements of the compensation program are reviewed and approved by the Board of Directors in conjunction with its approval of the Company's strategic and operating plans.

        BASE SALARY. An executive's base salary is determined by an assessment of his sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at peer group companies. Additionally, the Board sets base salaries for executive officers based on the executive's contribution to the Company's success through operational improvements and strategic initiatives. Factors considered in determining base salary are not assigned pre-determined relative weights.

        BONUS PROGRAM. Payments under the Company's management bonus program are based on the Company's achievement of performance goals as approved by the Compensation Committee and the executive's achievement of individual objectives as approved by the Chief Executive Officer. Company performance goals for 2000 were related to targeted levels of revenue, profitability and gross margin based on the Company's 2000 operating plan which was approved by the Board of Directors. It is anticipated that performance goals for 2001 will also relate to these categories. The management bonus program provides for a normal bonus of up to a maximum of 50% of base pay, with an over-achievement bonus of up to an additional maximum of 25% of base pay.

        EQUITY BASED COMPENSATION. The Company's overall equity based compensation philosophy is that equity based incentives should be directly related to the creation of shareholder value, thus providing a strong link between management and shareholders. The Company believes that stock based incentives are very consistent with the entrepreneurial spirit the Company seeks in its executive team. In support of this philosophy, the Company has awarded to its executive officers stock options and to a limited extent, restricted stock.

        STOCK OPTION GRANTS. Stock options encourage and reward executive officers for creating shareholder value as measured by stock price appreciation. Stock options are granted at an exercise price equal to the fair market value of the stock on the date of grant and therefore, only have value if the price of the Company's stock appreciates in value from the price of the stock on the date options are granted. The executive officers and shareholders benefit equally from such stock price appreciation. The Company utilizes stock options, in lieu of higher, industry standard base salaries and bonuses, as a means to attract, retain and motivate talented executives upon whose performance the Company is dependent. Stock options are generally granted annually consistent with the Company's objective to provide (i) a long-term equity interest in the Company, and (ii) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a long-term perspective, stock options cannot be exercised immediately. Generally, stock options become exercisable over a four-year period. The number of stock options granted to each executive officer is approved by the Compensation Committee. Individual grant size is dependent on the executive officer's experience, position and level of responsibility within the Company, an evaluation of the executive officer's performance and an assessment of the executive officer's ability to positively impact the Company's future business plans. No pre-assigned relative weight is ascribed to any of these factors.

        COMPENSATION OF CHIEF EXECUTIVE OFFICER. Robert W. Duggan, the Chairman of the Board, assumed the responsibility of Chief Executive Officer in October, 1997. Mr. Duggan's annual salary is currently $164,000. He has an annual normal bonus opportunity of up to a maximum of 50% of base pay, with an annual over-achievement bonus opportunity of up to an additional maximum of 25% of base pay based on over-achievement of stated objectives. For 2000, the Company's overall performance was below targeted levels and therefore, Mr. Duggan's bonus was $. Mr. Duggan's salary and bonus opportunity were considered to be very reasonable in comparison to similar salaries and bonus structures for medical device company Chief Executive Officers. The Compensation Committee will consider future salary and bonus adjustments and stock option grants for the Chief Executive Officer based on the Company's operating performance, as well as the compensation packages of similarly positioned medical device company Chief Executive Officers. The Committee believes that the Chief Executive Officer should have an equity interest in the Company. As of May 1, 2001, Mr. Duggan's beneficial ownership of the Company's common stock was 20.82% of the outstanding shares.

        FISCAL YEAR 2000 COMPENSATION. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation paid or accrued with respect to an employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers will exceed the $1 million limit per employee. The Company's stock option plans are structured such that any compensation deemed paid to an executive officer when he exercises an outstanding stock option under the plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                      SUBMITTED BY THE COMPENSATION COMMITTEE

                      M. Jacqueline Eastwood

                      Daniel R. Doiron

                                   APPENDIX B

                             AUDIT COMMITTEE REPORT

        In accordance with the Audit Committee Charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Computer Motion. The Audit Committee has:

               (1) reviewed and discussed Computer Motion's audited financial statements with management;

               (2) discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Computer Motion's financial statements, with Arthur Andersen LLP, Computer Motion's independent accountants; and

               (3) reviewed the written disclosures and the letter from Arthur Andersen, LLP, required by the Independence Standards Board Standard No. 1, which relates to the accountants' independence from Computer Motion and its related entities, and has discussed with Arthur Andersen, LLP their independence from Computer Motion.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Computer Motion's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                            SUBMITTED BY THE AUDIT COMMITTEE

                                            Daniel R. Doiron

                                            M. Jacqueline Eastwood

                                            Jeffrey O. Henley

        The material in this report is not "soliciting material" and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Computer Motion under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                   APPENDIX C

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                              COMPUTER MOTION, INC.


I.  AUDIT COMMITTEE PURPOSE

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

        - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

        - Monitor the Company's compliance with financial regulatory requirements.

        - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

        - Provide an avenue of communication among the independent auditors, management, the internal auditing department if one exists, and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

        Audit Committee members shall meet the independence and experience requirements of the requirements of the NASDAQ National Market (attached hereto as Exhibit A). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, at least one member of the Committee shall have accounting or related financial management expertise and at least one member shall have an understanding and prior experience with the regulatory requirements of the Company's industry.

        Audit Committee members shall be appointed by the Board on recommendation of the Board of Directors, or the Nominating Committee if one exists. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

        1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

        2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

        3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

        4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

        5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

        6. Approve the fees and other significant compensation to be paid to the independent auditors.

        7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

        8. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor, including staffing, locations, reliance upon management, and internal audit and general audit approach.

        9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

        10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

        11. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend the appointment of the auditor.

        12. Inquire as to the auditor's independent qualitative judgments about the appropriateness of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

        13. Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

        14. Determine, as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

        15. Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

        16. Inquire as to the auditor's views about how the Company's choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Company.

INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

        17. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

        18. Review the appointment, performance, and replacement of the senior internal audit executive.

        19. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

        20. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

        21. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of similar events in the future.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

        22. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement and shall state whether the Audit Committee have:

        - Reviewed and discussed the audited financial statements with management;

        - Discussed with the independent auditors the matters required to be discussed by SAS 61; and

        - Received certain disclosures from the auditors regarding their independence as required by the ISB 1, and state whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report filed with the SEC based upon such disclosure.

        23. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

        24. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

        25. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

        26. Periodically perform self-assessment of Audit Committee performance.

        27. Review financial and accounting personnel succession planning within the company.

        28. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                                    EXHIBIT A

                                       TO

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS



   Summary of NASDAQ National Market Independence and Experience Requirements


        INDEPENDENCE.  A director is not independent if the director:

- is an employee of the company or an affiliate, or former employee within three years, or an immediate family member of a current or former (within three years) executive officer;

- has received non-director compensation exceeding $60,000 during the prior year (excluding benefits under a tax-qualified retirement plan);

- is an affiliate of an entity that received payments in any of the past three years exceeding the greater of $200,000 or five percent of either the paying or receiving company's annual gross revenues; or

- is an executive of another entity and any of the company's executives serve on that entity's compensation committee.


        THREE MEMBERS. Audit Committee membership shall be set at a minimum of three, with one non-independent director also allowed, under "exceptional and limited circumstances," but the non-independent member cannot be subject to the employee, former employee (three years) or immediate family member disqualifications. Small business filers may continue to have only two members on their committee, and only a "majority" (presumably, one of two) must be independent. This is the only accommodation for NASDAQ small business issuers; there is no distinction for NASDAQ Small Cap or Bulletin Board companies as such.

        FINANCIAL LITERACY/EXPERIENCE. NASDAQ defines financial literacy as the ability to read financial statements, etc., effectively disabling the Board from making this determination. At least one member of the committee must have past employment or experience in finance or accounting.

PROXY

                              COMPUTER MOTION, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
               ANNUAL MEETING OF THE STOCKHOLDERS -- MAY 25, 2001


        The undersigned hereby nominates, constitutes and appoints Robert Duggan and Gordon Rogers and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of COMPUTER MOTION, INC. which the undersigned is entitled to represent and vote at the 2001 Annual Meeting of Stockholders of the Company to be held at the offices of the Company in Goleta, California on May 25, 2001, at 10:00 am, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

            THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

1.      ELECTION OF DIRECTORS

        [ ]  FOR                                     [ ]  WITHHOLD AUTHORITY
             all nominees listed below (except            to vote for all
             as marked to the contrary below)             nominees listed below


  Election of the following nominees as directors: Daniel R. Doiron; Robert W.
         Duggan; Jacqueline Eastwood; Jeffrey O. Henley; and Yulun Wang

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PRINT THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK UPON THE CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK INTO SHARES OF COMMON STOCK AND THE EXERCISE OF WARRANTS FOR COMMON STOCK:

                     [ ] FOR       [ ] AGAINST           [ ] ABSTAIN

3. APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK TO SOCIETE GENERALE PURSUANT TO THE TERMS OF THE COMPANY'S EQUITY LINE OF
        CREDIT:

                     [ ] FOR       [ ] AGAINST           [ ] ABSTAIN

4.      RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS:

                     [ ] FOR       [ ] AGAINST           [ ] ABSTAIN

5. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY


        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE______________________ , "FOR" THE_____________ AND "FOR" RATIFICATION OF
ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.



                                Date _____________________________________, 2001



                                -----------------------------------------------
                                          (Signature of stockholder)

                                Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.